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                                                                      Exhibit 21

                             GIBSON GREETINGS, INC.
                         Subsidiaries of the Registrant
                             As of December 31, 1998
                             -----------------------
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  NAME                                                                 JURISDICTION OF INCORPORATION
--------------------------------------------------------------         -------------------------------------------

Gibson Greetings International Limited                                 Delaware

The Ink Group Publishers Pty Limited                                   Australia

The Ink Group Pty Limited                                              Australia

The Ink Group Publishers Limited (UK)                                  United Kingdom

The Ink Group NZ Limited                                               New Zealand



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